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                                                                     Exhibit 5.1


                        [letterhead of Thompson Coburn]



                                 April 23, 1997


Mercantile Bancorporation Inc.
P.O. Box 524
St. Louis, Missouri  63166-0524

          Re: Registration Statement on Form S-3 - $500,000,000 in Aggregate Principal Amount of Mercantile Bancorporation Inc. Debt Securities
               ------------------------------------------------------------

Gentlemen:

          With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Mercantile Bancorporation Inc., a Missouri corporation (the "Company"), on April 23, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to $500,000,000 in principal amount of the Company's Debt Securities (the "Debt Securities"), as provided in the Registration Statement, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, Bylaws, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

          Based solely on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

          2. The Debt Securities to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when the relevant indenture for the particular type of Debt Securities has been duly executed and delivered by the Company and the trustee under the indenture and when the Debt Securities have been duly executed by the Company and authenticated by the trustee under the indenture and delivered to the underwriters against payment of the purchase price therefore in accordance with the underwriting agreement will be the legal, valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to creditors' rights generally, and that the remedies available may be subject to general principles of equity.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the section of the Prospectus entitled "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws


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Mercantile Bancorporation Inc.
April 23, 1997
Page 2

of the states and jurisdictions regarding the sale and issuance of the Debt Securities in accordance with the Registration Statement.

                                        Very truly yours,

                                        /s/ Thompson Coburn